FOR IMMEDIATE RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3198
E-Mail: ahopkins@washreit.com	Fax 301-984-9610
www.washreit.com

July 29, 2021

WashREIT Announces Second Quarter 2021 Results and Updates Progress on Transformation
Washington Real Estate Investment Trust (“WashREIT” or the “Company”) (NYSE: WRE), a leading owner and operator of multifamily properties in the Washington, DC area, reported financial and operating results today for the quarter ended June 30, 2021:

Second Quarter Results
•Net loss was $7.0 million, or $0.08 per diluted share
•NAREIT FFO(1) was $20.6 million, or $0.24 per diluted share
•Core FFO was $30.1 million, or $0.35 per diluted share
•Net Operating Income (NOI)(2) was $25.1 million
•Same-store(3) multifamily NOI declined 2.0% compared to the second quarter of 2020, due to the impact of COVID-19 on lease rates

Multifamily Highlights
•New lease rates improved significantly during June and thus far in July, with weekly rate growth on new lease executions improving by over 10% over the last seven weeks on a gross basis. New lease executions with August and September move-in dates indicate continued improvement.
•Average concession for new move-ins scheduled in July and August declined 70% compared to the second quarter average
•New lease rate growth(4) turned positive on an effective basis for the first time since March 2020
•Renewal lease rate growth is currently tracking above 3%, on average, with suburban renewal lease rate growth tracking above 5% on an effective basis thus far in July
•Blended lease rates declined 2.8% during the second quarter on an effective basis, reflecting the cumulative impact of the pandemic
•Same-store occupancy increased 60 basis points from June 30th to 95.8%, allowing for continued growth in lease rates and reductions in concessions
•Application volumes remain robust; urban net application volume increased 40% year-to-date and 35% during the second quarter compared to the prior year period
•Collected 99% of cash rent from multifamily residents during the second quarter, continuing the strong collection performance throughout the pandemic
•Trove is currently over 76% occupied and, as previously disclosed, the expected stabilization timeframe has improved to near year-end from the previous expectation of May 2022

Washington Real Estate Investment Trust

Transformation Update
•Completed the sale of the office portfolio, excluding Watergate 600, for gross proceeds of $766 million
•Entered into a purchase and sale agreement with a single buyer to sell all of the Company's remaining retail assets for gross proceeds of $168.3 million, which is expected to close in the third quarter
•The Company plans to use the net proceeds from the commercial portfolio sales to fund the expansion of its multifamily platform through expected acquisitions in Southeastern markets and to reduce leverage by repaying outstanding debt
•The Company expects to redeem all $300 million of senior unsecured notes due 2022 on or about August 26th and to repay $150 million of amounts outstanding under the term loan maturing in 2023 shortly after the closing of the retail portfolio sale

Liquidity Position
•Current available liquidity is approximately $1.35 billion (prior to the debt repayments discussed above), consisting of the entire capacity under the Company's $700 million revolving credit facility and cash on hand
•The Company has no secured debt and following the redemption of the $300 million senior unsecured notes due 2022, will have no debt scheduled to mature until July 2023

"We are in the final stages of a multi-year strategic transformation that streamlined our portfolio into our strongest-performing asset class which strengthened our growth prospects and further improved our business and credit profiles," said Paul T. McDermott, President and CEO. "Following these transactions, we will have recycled over $5 billion of assets and will move forward as a multifamily REIT with proven, differentiated research-driven strategies, a solid pipeline of investment opportunities and a good economic backdrop. We are focused and diligently executing each step of our transformation and are confident in our strategy, our track record and our team. We are excited about delivering continued value to our shareholders in this next important phase of WashREIT."

Second Quarter Operating Results
The Company’s second quarter operating results have a challenging comparison against second quarter 2020 when the leases negotiated during the early months of the pandemic were just starting to impact its financial results. The Company's overall portfolio NOI was $25.1 million for the quarter ended June 30, 2021 compared to $27.2 million in the corresponding prior year period. The decrease was primarily driven by lower rental income as a result of COVID-19.

Portfolio by Sector:

▪Multifamily Same-Store NOI - Same-store NOI and cash NOI decreased by 2.0% compared to the corresponding prior year period due to the impact of COVID-19 on rental income. At quarter end, the total operating portfolio, excluding Trove, was 95.2% occupied and 97.7% leased.

▪Other Same-Store NOI - The Other portfolio is comprised of one asset, Watergate 600. Same-store NOI declined by 4.6% and cash NOI declined by 1.7% compared to the corresponding prior year period primarily due to lower expense recoveries and higher utility expenses. Watergate 600 was 88.8% occupied and leased at quarter end.

Outlook
The Company is providing its full year outlook on key assumptions and metrics but is not providing FFO guidance at this time because the timing of certain of the planned transactions that comprise the transformation announced on June 15, 2021 have not been finalized. The Company has, however, provided detailed guidance on the timing and amount of debt repayments and the expected timeframe for the retail portfolio sale. The Company expects to establish full year guidance for 2022 on its year-end earnings call.

Washington Real Estate Investment Trust

"While we’ve experienced a significant improvement in multifamily operating fundamentals since December, we are just starting to experience the significant inflection in our multifamily performance," said Stephen E. Riffee, Executive Vice President and CFO. "Concessions are pulling back across our marketplace and effective lease rate growth accelerated significantly from June to July. We expect that our return to portfolio-wide lease rate growth combined with increasing leasing momentum at Trove will drive growth throughout the second half of the year and will have an even greater impact in 2022."

Full Year Outlook on Key Assumptions and Metrics

•Same-store multifamily NOI is expected to range from $85.5 million and $86.5 million for full year 2021, which is higher than previously disclosed. Same-store multifamily NOI growth is now forecasted to range between 2% and 4% in the second half of 2021.
•Trove is expected to contribute between $3.0 and $3.5 million of NOI in 2021, which is higher than previously disclosed, and is now expected to reach stabilized occupancy near year-end, which is earlier than previously estimated. Once pre-stabilized concessions burn off, we expect Trove to contribute $7.0 to $7.5 million of NOI annually with growth thereafter.
•Watergate 600 NOI is expected to range between $12.0 and $12.5 million for full year 2021
•The office portfolio sale closed on July 26th for gross proceeds of $766 million
•The retail portfolio is under a purchase and sale agreement for gross proceeds of $168.3 million and is expected to close in the third quarter, subject to customary closing conditions
•$300 million of senior notes maturing in 2022 are expected to be redeemed on or about August 26, 2021
•$150 million of the amounts outstanding under the term loan maturing in 2023 are expected to be repaid shortly after the closing of the retail portfolio sale
•Over the remainder of the year, $450 million of multifamily acquisitions are expected to be completed in the Southeastern markets of Atlanta, Raleigh/Durham and/or Charlotte. The average initial first year cap rate for these acquisitions is estimated to be in the low-to-mid 4% range with potential upside in some submarkets
•Estimated total transaction-related costs are approximately $56 million, inclusive of debt breakage costs

Full Year 2021 NOI
Same-Store
Multifamily	$85.5 million - $86.5 million
Other	$12.0 million - $12.5 million
Trove	$3.0 million - $3.5 million

This Outlook is based on a number of factors, many of which are outside the Company's control and all of which are subject to change. WashREIT may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but WashREIT undertakes no obligation to do so.

Dividends

On July 6, 2021, WashREIT paid a quarterly dividend of $0.30 per share.

WashREIT announced today that its Board of Trustees has declared a quarterly dividend of $0.17 per share to be paid on October 5, 2021 to shareholders of record on September 22, 2021.

Mr. McDermott further commented, “As discussed during our June 15th webcast, this transformation is a reset, and as such, the Board reset our dividend to a level that ensures that we have sufficient capital to execute the transformative steps outlined on June 15th. We continue to prioritize the strength of our balance sheet and we expect this transformation to enable stronger FAD(5) growth over the long-term."

Washington Real Estate Investment Trust

Conference Call Information

The Conference Call for Second Quarter 2021 Earnings is scheduled for Friday, July 30, 2021 at 11:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until Friday, August 13, 2021 at 11:00 P.M. Eastern Time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                41426

The live on-demand webcast of the Conference Call will be available on the Investor section of WashREIT's website at www.washreit.com. Online playback of the webcast will be available following the Conference Call.

Washington Real Estate Investment Trust

About WashREIT

WashREIT owns and operates uniquely positioned real estate assets in the Washington Metro area. Backed by decades of experience, expertise and ambition, we create value by transforming insights into strategy and strategy into action. As of July 29, 2021, the Company's portfolio of 31 properties includes 7,059 multifamily apartment units and approximately 1 million square feet of commercial space. These 31 properties consist of 22 multifamily properties, one office property, and eight retail centers. Our shares trade on the NYSE. With a track record of driving returns and delivering satisfaction, we are a trusted authority in one of the nation's most competitive real estate markets.
Note: WashREIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Currently, one of the most significant factors continues to be the adverse effect of the COVID-19 virus, including any variants and mutations thereof, the actions taken to contain the pandemic or mitigate the impact of COVID-19, and the direct and indirect economic effects of the pandemic and containment measures. The extent to which COVID-19 continues to impact WashREIT and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, the continued speed and success of the vaccine distribution, effectiveness and willingness of people to take COVID-19 vaccines, and the duration of associated immunity and their efficacy against emerging variants of COVID-19, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 16, 2021, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to the risks associated with the failure to enter into and/or complete contemplated acquisitions or dispositions (including the expected retail asset sales) within the price ranges anticipated and on the terms and timing anticipated, or at all; our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of multifamily properties in the Southeastern markets and the repayment of debt, on the terms anticipated, or at all, and to realize any anticipated benefits, including the performance of any acquired multifamily properties at the levels anticipated; our ability to lease up Trove on the timing anticipated; our ability to reduce actual net leverage to levels consistent with our targeted net leverage range, the risks associated with ownership of real estate in general and our real estate assets in particular; the economic health of the greater Washington, DC metro region and the larger Southeastern region; changes in the composition and geographic location of our portfolio; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers; the economic health of our tenants; shifts away from brick and mortar stores to e-commerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; the risks related to not having adequate insurance to cover potential losses; the risks related to our organizational structure and limitations of stock ownership; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2020 Form 10-K filed on February 16, 2021. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Washington Real Estate Investment Trust

(1) NAREIT Funds From Operations (“FFO”) is defined by 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with the sale of property, impairment of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense and (6) transformation costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses, and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We believe that NOI and cash NOI are useful performance measures because, when compared across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI and cash NOI exclude certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide each of NOI and cash NOI as a supplement to net income, calculated in accordance with GAAP. Neither represents net income or income from continuing operations, in either case calculated in accordance with GAAP. As such, NOI and cash NOI should not be considered alternatives to these measures as an indication of our operating performance.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. Same-store portfolio properties include properties that were owned for the entirety of the year being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the year being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the year being compared. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

(4) Lease rate growth is defined as the average percentage change in gross (excluding the impact of concessions) and effective rent (net of concessions) for a new or renewed lease compared to the prior lease based on the move-in date. The blended rate represents the weighted average of new and renewal lease rate growth achieved.

(5) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

Average Occupancy (i) Levels by Same-Store Properties (ii)
	Average Occupancy
	Same-Store Properties
	2nd QTR	2nd QTR
Segment	2021	2020
Multifamily	95.1%	94.5%

(i) Average occupancy is based on average monthly occupied units as a percentage of total units.

(ii) Same-store properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We define development properties as those for which we have planned or are ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. We define redevelopment properties as those for which we have planned or are ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. For Q2 2021 and Q2 2020, same-store properties exclude:

Development:
    Multifamily - Trove
Sold properties:
    Office - John Marshall II, Monument II, and 1227 25th Street NW
Discontinued Operations:
Office - 1901 Pennsylvania Avenue, 515 King Street, 1220 19th Street, 1600 Wilson Boulevard, Silverline Center, Courthouse Square, 2000 M Street, 1140 Connecticut Avenue, Army Navy Club, 1775 Eye Street, Fairgate at Ballston and Arlington Tower
Retail: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2021	2020	2021	2020
Revenue
Real estate rental revenue	$41,297	$43,757	$81,904	$89,500
Expenses
Real estate expenses	16,230	16,588	32,684	34,046
Depreciation and amortization	17,303	17,372	34,290	34,619
Transformation costs	3,780	—	3,780	—
General and administrative expenses	6,325	5,296	11,929	11,633
	43,638	39,256	82,683	80,298
Loss on sale of real estate	—	(7,539)	—	(7,539)
Real estate operating income	(2,341)	(3,038)	(779)	1,663
Other income (expense)
Interest expense	(10,158)	(8,751)	(20,281)	(19,596)
Loss on interest rate derivatives	(5,760)	—	(5,760)	—
(Loss) gain on extinguishment of debt	—	(206)	—	262
Other income	1,522	—	2,806	—
	(14,396)	(8,957)	(23,235)	(19,334)

Loss from continuing operations	(16,737)	(11,995)	(24,014)	(17,671)
Discontinued operations:
Income from operations of properties sold or held for sale	9,745	6,589	15,875	13,984
Net loss	$(6,992)	$(5,406)	$(8,139)	$(3,687)

Loss from continuing operations	$(16,737)	$(11,995)	$(24,014)	$(17,671)
Depreciation and amortization	17,303	17,372	34,290	34,619
Loss on sale of depreciable real estate	—	7,539	—	7,539
Funds from continuing operations	$566	$12,916	$10,276	$24,487

Income from discontinued operations	9,745	6,589	15,875	13,984
Discontinued operations real estate depreciation and amortization	10,248	12,227	22,904	24,700
Funds from discontinued operations	19,993	18,816	38,779	38,684

NAREIT funds from operations (1)	$20,559	$31,732	$49,055	$63,171

Non-cash gain on extinguishment of debt	$—	$204	$—	$(1,177)
Tenant improvements and incentives, net of reimbursements	(1,112)	(1,877)	(573)	(2,949)
External and internal leasing commissions capitalized	(1,868)	(797)	(2,406)	(1,326)
Recurring capital improvements	(1,156)	(824)	(2,023)	(1,812)
Straight-line rents, net	(625)	(655)	(1,173)	(1,318)
Non-cash fair value interest expense	—	—	—	(59)
Non-real estate depreciation & amortization of debt costs	1,350	910	2,694	1,852
Amortization of lease intangibles, net	195	544	572	1,001
Amortization and expensing of restricted share and unit compensation	2,163	1,644	3,827	3,422
Funds available for distribution (7)	$19,506	$30,881	$49,973	$60,805

Washington Real Estate Investment Trust

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2021	2020	2021	2020
Loss from continuing operations	(Basic)	$(0.20)	$(0.15)	$(0.29)	$(0.22)
	(Diluted)	$(0.20)	$(0.15)	$(0.29)	$(0.22)
Net loss	(Basic)	$(0.08)	$(0.07)	$(0.10)	$(0.05)
	(Diluted)	$(0.08)	$(0.07)	$(0.10)	$(0.05)
NAREIT FFO	(Basic)	$0.24	$0.38	$0.58	$0.77
	(Diluted)	$0.24	$0.38	$0.58	$0.76

Dividends paid		$0.30	$0.30	$0.60	$0.60

Weighted average shares outstanding - basic		84,461	82,153	84,437	82,120
Weighted average shares outstanding - diluted		84,461	82,153	84,437	82,120
Weighted average shares outstanding - diluted (for NAREIT FFO)		84,519	82,323	84,507	82,305

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Land	$301,709	$301,709
Income producing property	1,490,975	1,473,335
	1,792,684	1,775,044
Accumulated depreciation and amortization	(367,519)	(335,006)
Net income producing property	1,425,165	1,440,038
Properties under development or held for future development	30,065	36,494
Total real estate held for investment, net	1,455,230	1,476,532
Investment in real estate held for sale, net	779,121	795,687
Cash and cash equivalents	5,435	7,697
Restricted cash	595	593
Rents and other receivables	12,916	9,725
Prepaid expenses and other assets	28,297	29,587
Other assets related to properties sold or held for sale	86,811	89,997
Total assets	$2,368,405	$2,409,818

Liabilities
Notes payable, net	$945,905	$945,370
Line of credit	43,000	42,000
Accounts payable and other liabilities	47,897	44,067
Dividend payable	25,474	25,361
Advance rents	1,572	2,461
Tenant security deposits	4,374	4,221
Other liabilities related to properties sold or held for sale	23,748	25,229
Total liabilities	1,091,970	1,088,709

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 and 100,000 shares authorized; 84,590 and 84,409 shares issued and outstanding, as of June 30, 2021 and December 31, 2020, respectively	846	844
Additional paid in capital	1,654,409	1,649,366
Distributions in excess of net income	(357,934)	(298,860)
Accumulated other comprehensive loss	(21,200)	(30,563)
Total shareholders' equity	1,276,121	1,320,787

Noncontrolling interests in subsidiaries	314	322
Total equity	1,276,435	1,321,109

Total liabilities and equity	$2,368,405	$2,409,818

Washington Real Estate Investment Trust

The following tables contain reconciliations of net loss for the periods presented (in thousands):

Three months ended June 30, 2021	Multifamily	Corporate and other	Total
Same-store net operating income (2)	$21,607	$3,037	$24,644
Add: Net operating income from non-same-store properties (2)	423	—	423
Total net operating income (2)	$22,030	$3,037	$25,067
Add/(deduct):
Depreciation and amortization			(17,303)
General and administrative expenses			(6,325)
Transformation costs			(3,780)
Interest expense			(10,158)
Loss on interest rate derivatives			(5,760)
Other income			1,522
Loss from continuing operations			(16,737)
Discontinued operations:
Income from operations of properties sold or held for sale			9,745
Net loss			$(6,992)

Three months ended June 30, 2020	Multifamily	Corporate and other	Total
Same-store net operating income (2)	$22,046	$3,184	$25,230
Add: Net operating (loss) income from non-same-store properties (2)	(90)	2,029	1,939
Total net operating income (2)	$21,956	$5,213	$27,169
Deduct:
Depreciation and amortization			(17,372)
General and administrative expenses			(5,296)
Loss on extinguishment of debt			(206)
Interest expense			(8,751)
Loss on sale of real estate			(7,539)
Loss from continuing operations			(11,995)
Discontinued operations:
Income from operations of properties sold or held for sale			6,589
Net loss			$(5,406)

Washington Real Estate Investment Trust

The following tables contain reconciliations of net loss to same-store net operating income for the periods presented (in thousands):

Six months ended June 30, 2021	Multifamily	Corporate and Other	Total
Same-store net operating income(3)	$42,393	$6,195	$48,588
Add: Net operating income from non-same-store properties(3)	632	—	632
Total net operating income(2)	$43,025	$6,195	$49,220
Add/(deduct):
Depreciation and amortization			(34,290)
General and administrative expenses			(11,929)
Transformation costs			(3,780)
Interest expense			(20,281)
Loss on interest rate derivatives			(5,760)
Other income			2,806
Loss from continuing operations			(24,014)
Discontinued operations:
Income from operations of properties sold or held for sale			15,875
Net loss			$(8,139)

Six months ended June 30, 2020	Multifamily	Corporate and Other	Total
Same-store net operating income(3)	$44,856	$6,206	$51,062
Add: Net operating (loss) income from non-same-store properties(3)	(300)	4,692	4,392
Total net operating income(2)	$44,556	$10,898	$55,454
Add/(deduct):
Depreciation and amortization			(34,619)
General and administrative expenses			(11,633)
Gain on extinguishment of debt			262
Interest expense			(19,596)
Loss on sale of real estate			(7,539)
Loss from continuing operations			(17,671)
Discontinued operations:
Income from operations of properties sold or held for sale			13,984
Net loss			$(3,687)

Washington Real Estate Investment Trust

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended June 30,		Six Months Ended June 30,
		2021	2020	2021	2020
Net loss		$(6,992)	$(5,406)	$(8,139)	$(3,687)
Add:
Real estate depreciation and amortization		17,303	17,372	34,290	34,619
Loss on sale of depreciable real estate		—	7,539	—	7,539
Discontinued operations:
Real estate depreciation and amortization		10,248	12,227	22,904	24,700
NAREIT funds from operations (1)		20,559	31,732	49,055	63,171
Add:
Loss (gain) on extinguishment of debt		—	206	—	(262)
Loss on interest rate derivatives		5,760	—	5,760	—
Severance expense		—	—	173	—
Transformation costs		3,780	—	3,780	—
Core funds from operations (1)		$30,099	$31,938	$58,768	$62,909

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2021	2020	2021	2020
NAREIT FFO	(Basic)	$0.24	$0.38	$0.58	$0.77
	(Diluted)	$0.24	$0.38	$0.58	$0.76
Core FFO	(Basic)	$0.35	$0.39	$0.69	$0.76
	(Diluted)	$0.35	$0.39	$0.69	$0.76

Weighted average shares outstanding - basic		84,461	82,153	84,437	82,120
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		84,519	82,323	84,507	82,305